EXHIBIT 99.1

                             GRANT PARK FUTURES FUND

               WEEKLY COMMENTARY FOR THE WEEK ENDED MAY 13, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     5/13/05

                     WEEKLY ROR        MTD ROR         YTD ROR

CLASS A UNITS          1.29%            0.44%           -7.72%
CLASS B UNITS          1.27%            0.40%           -8.05%

* Subject to independent verification

The Grant Park Futures Fund registered modest gains over the past week. Positions in the domestic and foreign financial markets led to profits in the fixed income sector. Losses stemmed mainly from positions in the agricultural/soft commodity sector and the energy sector.

Long positions in the European financial markets were rewarded as prices for fixed income instruments there settled higher for the week. The German bund, Eurex bund and Eurex BOBL contracts rallied on the news that the closely watched Purchasing Managers Index for the 12 nation Euro zone fell to 49.2 for the month of April, down from 50.4 in the month of March and below the 50.0 level that economists had been anticipating. The negative news regarding growth in the euro zone's manufacturing sector spurred investors to push prices for fixed income instruments higher on speculation that the European Central Bank might be forced to lower interest rates. Elsewhere, longs in the British short-sterling contract in London posted gains when that contract settled higher for the week. Also, long positions in the domestic markets recorded profits as prices for U.S. Treasury bonds and notes traded higher throughout the week. Among the bullish data (for prices) was the Friday report that U.S. consumer confidence had fallen to its lowest level in two years. U.S. Thirty-year bonds as well Ten and Five-year notes spiked higher when it was reported that sentiment was measured at 85.5 for mid-May, down from 87.7 in April.

Long positions in the agricultural/soft commodity sector sustained losses as prices for soybean and soybean products were lower on the week. July soybeans fell 27.75 cents (4.3%) on what analysts described as "heavy, persistent commodity fund and local trader selling", closing the week at $6.1275 per bushel. Market observers said that a stronger U.S. dollar contributed to the sell-off as any increase in the value of the U.S. currency makes dollar-denominated commodities more expensive to overseas investors. Soybean meal lost $5.20 (2.7%) while soybean oil closed 1.09 cents or 4.6% lower, hurting longs there. July orange juice closed 2.55 cents (2.7%) lower for the week, causing setbacks to long positions there as well.

Positions in the energy sector reported losses as prices for crude oil and related products fell after it was reported that U.S. stockpiles of crude were at their highest levels since 1999. The report also showed that U.S. inventories have grown by 9% in 2005. Longs in the June crude oil contract experienced losses as that contract fell 4.5% or $2.29 to close at $48.67 per barrel. Heating oil was 4.5% lower while unleaded gasoline fell 4.6%, hurting longs in both of those markets. Longs in the gas oil market also posted losses when that market settled

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
lower for the week. Short positions in the natural gas contract recorded gains when the June and July contracts fell 8.5 and 10.1 cents, respectively.

Lastly, positions in the foreign currency markets netted losses over the past week. Long positions in the Australian dollar and British pound were hard hit as both of those currencies succumbed to a surging U.S. dollar. The pound fell a little more than three cents against the greenback when it was announced that the U.S. trade deficit for March was a lower-than-expected $55 billion. Market participants had been looking for the number to come in at around $60 billion. The "Aussie" dollar lost a little more than a cent on the news. Losses in the sector were somewhat offset by gains from short positions in the euro and Swiss franc, with both closing the week more than a cent weaker against the dollar.












































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com